Exhibit 99.1

NioCorp Produces High-Purity (99.9%) Scandium Product That Meets Purity Specifications for All of its Prospective Customers

With Elk Creek Feasibility Study Nearly Complete, Company Also Announces That It Expects to Release the Study’s Final Results in the Second Calendar Quarter of 2017

CENTENNIAL, Colo. – March 27, 2017 – NioCorp Developments Ltd. (“NioCorp” or the “Company”) (TSX: NB; OTCQX: NIOBF; and FSE: BR3) is pleased to announce that it has successfully produced high-purity 99.9% commercial grade Scandium Trioxide (“Scandium”) from its Elk Creek, Nebraska resource and that it has finalized plans for the proposed Scandium purification circuit to be used at its Elk Creek Superalloy Materials Project (the “Project” or “Elk Creek”).

The Company also announced that it anticipates public release of the results of its Elk Creek Feasibility Study in the second calendar quarter of 2017. Following the release of the Feasibility Study, the Company intends to intensify current efforts to secure government permits and obtain project financing and to prepare for the launch of construction operations in Nebraska.

Video available here:  https://youtu.be/jXxPlYwvq08

NioCorp Executive Chairman Mark A. Smith comments on the
Company’s success in producing a high-purity, commercial grade
Scandium Trioxide product.

NioCorp’s successful production of a high-purity commercial grade Scandium, conducted at the SGS Mineral Services lab in Lakefield, Ontario, is a major milestone in its plans to become one of the world’s largest producers of this high-value metal. A 99.9% purity level, otherwise known as 3Ns or “three nines” Scandium, meets or exceeds the purity needed for Scandium’s use in virtually all of its mainstream commercial applications, including ultra-high-performance aluminum-scandium alloys for the aerospace, automotive, and other applications, in the solid oxide fuel cell industry, and in other defense and non-defense applications.

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF | FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 855-2-NIOCORP

NioCorp Produces High-Purity (99.9%) Scandium Product
That Meets Purity Specifications for All of its Prospective Customers

NioCorp’s Scandium product meets or exceeds the purity specifications of all potential customers with whom it has been in discussions. The Company will be sending samples of this Scandium product to those and other potential customers shortly.

Independent analysts have estimated that global demand for Scandium as an alloying agent in commercial aviation applications alone is potentially more than 300 tonnes/year, while Scandium demand by the solid oxide fuel cell industry is expected to grow to between 50-100 tonnes/year.1 NioCorp plans to produce 97 tonnes/year from its Elk Creek facility at full production, according to the Company’s October 2015 Preliminary Economic Assessment.

“I am very pleased that we have demonstrated the ability to produce a high purity, three-nines Scandium product from our Elk Creek resource, and that we have finalized the approach we will use to produce this very high-purity and high-value commercial product,” said Mark A. Smith, CEO and Executive Chairman of NioCorp. “Except for its final purification steps, Scandium essentially comes along for the ride in our facility as we produce our commercial Niobium product. We believe this fact will enable us to be very competitive in Scandium markets and will provide us with maximum flexibility in terms of when and where to sell our Scandium and at what price.”

Finalizing the planned Scandium purification process at Elk Creek was one of the last major components needed for NioCorp’s Elk Creek Feasibility Study. To date, feasibility study-level engineering design has been completed on the Elk Creek pyrometallurgical plant, mineral processing plant, wastewater treatment plant, and various infrastructure systems. Work continues to progress rapidly on the remaining components needed for the Feasibility Study, which include: (1) materials characterization for impoundment design and mine backfill purposes; (2) final hydrometallurgical engineering; (3) cost estimates from third parties for equipment and systems in the Project; (4) updates to existing market studies for planned commercial products; (5) final CAPEX/OPEX estimates for the Project; and (6) final review of the Feasibility Study prior to release.

The Company issued separately a letter to shareholders updating them on its progress with the Elk Creek Feasibility Study. This communication is available for downloading here and on www.sedar.ca.

“I am very pleased that, after a lot of hard work by Scott Honan and his very capable team, NioCorp is on track to complete a Feasibility Study analysis years faster than many other mining companies typically do,” Mark Smith said. “The extra time and attention we elected to invest in the Elk Creek Feasibility Study already have delivered substantial potential benefits to the Project, including a significant reduction in our environmental footprint, an enhanced ability to produce useful production reagents from material that was once planned for disposal in our tailings facility, the elimination of a costly railroad spur line, and a very significant de-risking of the Project from a permitting perspective. I very much look forward to detailing the results of the Feasibility Study once its final work elements are completed.”

1 Source: Scandium Market Assessment, OnG Commodities LLC, Belmont, MA 2015

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF | FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 720-639-4650

NioCorp Produces High-Purity (99.9%) Scandium Product
That Meets Purity Specifications for All of its Prospective Customers

On Behalf of the Board of Directors,

"Mark Smith”

Mark Smith
Executive Chairman, CEO, and Director

Qualified Persons:

Eric Larochelle, Eric Larochelle, B.Eng of SMH Process Innovation, a Qualified Person as defined by National Instrument 43-101, is responsible for the Elk Creek hydrometallurgical program and has read and approved the technical information contained in this news release.

Jeff Osborn, BSc Mining, MMSAQP of SRK Consulting (U.S.), Inc., a Qualified Person as defined by National Instrument 43-101, has overall responsibility for SRK portions of the Elk Creek Project DFS and has read and approved the technical information contained in this news release.

Guy Cinq-Mars, PMP & Operations Manager of Tetra Tech Inc., a Qualified Person as defined by National Instrument 43-101, is responsible for the Elk Creek feasibility study process plants design team and has read and approved the technical information contained in this news release.

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Source: NioCorp Developments, Ltd.
@NioCorp $NB $NIOBF #Niobium #Scandium #ElkCreek

For More Information:
Contact Jim Sims, VP of External Affairs, NioCorp Developments Ltd., 720-639-4650, jim.sims@niocorp.com

About NioCorp

NioCorp is developing a superalloy materials project in Southeast Nebraska that will produce Niobium, Scandium, and Titanium. Niobium is used to produce superalloys as well as High Strength, Low Alloy ("HSLA") steel, which is a lighter, stronger steel used in automotive, structural, and pipeline applications. Scandium is a superalloy material that can be combined with Aluminum to make alloys with increased strength and improved corrosion resistance. Scandium also is a critical component of advanced solid oxide fuel cells. Titanium is used in various superalloys and is a key component of pigments used in paper, paint and plastics and is also used for aerospace applications, armor and medical implants.

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF | FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 720-639-4650

NioCorp Produces High-Purity (99.9%) Scandium Product
That Meets Purity Specifications for All of its Prospective Customers

Cautionary Note Regarding Forward-Looking Statements

Neither TSX nor its Regulation Services Provider (as that term is defined in the policies of the TSX) accepts responsibility for the adequacy or accuracy of this document. Certain statements contained in this document may constitute forward-looking statements, including but not limited to NioCorp’s ability to produce Scandium at stated purity levels, market demand for scandium, its ability to sell its Scandium products, potential future production at the Elk Creek Project, anticipated products to be produced at the Elk Creek Project, anticipated costs of production at the Elk Creek Project being competitive, anticipated competitive advantages, and the timing, completion and results of a feasibility study for the Elk Creek Project. Such forward-looking statements are based upon NioCorp’s reasonable expectations and business plan at the date hereof, which are subject to change depending on economic, political and competitive circumstances and contingencies. Readers are cautioned that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause a change in such assumptions and the actual outcomes and estimates to be materially different from those estimated or anticipated future results, achievements or position expressed or implied by those forward-looking statements. Risks, uncertainties and other factors that could cause NioCorp’s plans or prospects to change include changes in demand for and price of commodities (such as fuel and electricity) and currencies; changes or disruptions in the securities markets; legislative, political or economic developments; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp’s projects; risks of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining or development activities; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; and the risks involved in the exploration, development and mining business and the risks set forth under the heading “Risk Factors” in the Company’s S-1 registration statement and other filings with the SEC at www.sec.gov. NioCorp disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF | FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 720-639-4650